                                   Exhibit 21

                         Subsidiaries of the Registrant


     Parent
     ------

     First Lancaster Bancshares, Inc.



                                             State or Other
                                             Jurisdiction of  Percentage
Subsidiaries (1)                              Incorporation    Ownership
- ----------------                             ---------------  -----------

First Lancaster Federal Savings Bank          United States           100%

First Lancaster Corporation                   Kentucky            100% (2)

- --------------------
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2) First Lancaster Corporation is a wholly-owned subsidiary of First Lancaster Federal Savings Bank.